As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Venture Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-3539083
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 19th Street North, Suite 1500

Arlington, Virginia 22209
(502) 580-1000

(Address of Principal Executive Offices)

Venture Global, Inc. 2025 Omnibus Incentive Plan
(Full Title of the Plan)

Michael Sabel

Chief Executive Officer, Executive Co-Chairman and Founder

Keith Larson

General Counsel and Secretary

Venture Global, Inc.

1001 19th Street North, Suite 1500

Arlington, VA, 22209

Copies to:

Richard D. Truesdell, Jr., Esq.

Marcel R. Fausten, Esq.

Joze Vranicar, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Venture Global, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Class A common stock (the “Shares”) for issuance under the Registrant’s 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), pursuant to the provisions of the Omnibus Incentive Plan that provide for an automatic annual increase in the number of Shares reserved for issuance under the Omnibus Incentive Plan (the “Evergreen Provision”). Pursuant to the Evergreen Provision, the number of Shares available for issuance under the Omnibus Incentive Plan is subject to an annual increase on the first day of each fiscal year of the Registrant by an amount equal to the lesser of (i) three percent (3%) of the aggregate number of Shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of Shares as determined by the Compensation Committee of the Registrant’s Board of Directors in its discretion. On January 1, 2026, the number of Shares available for issuance under the Omnibus Incentive Plan increased by 14,630,444 Shares (the “Evergreen Shares”) pursuant to the Evergreen Provision. This Registration Statement registers the Evergreen Shares.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 27, 2025 (File No. 333-284513).

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 2, 2026 (File No. 001-42486) (the “Annual Report”);

(b)	the Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission on January 21, 2026 (File No. 001-42486), February 2, 2026 (File No. 001-42486), March 13, 2026 (File No. 001-42486), March 26, 2026 (File No. 001-42486), April 10, 2026 (File No. 001-42486) and April 23, 2026 (File No. 001-42486); and

(c)	the description of the Registrant’s common stock contained in Exhibit 4.1 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and a part of this Registration Statement from the date of filing of these documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 27, 2025 (File No. 001-42486)).
4.2	Amended and Restated By-Laws (incorporated herein by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 27, 2025 (File No. 001-42486)).
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in signature page hereof).
99.1	Venture Global, Inc. 2025 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.103 to the Registrant’s Registration Statement on Form S-1/A, filed on January 22, 2025 (File No. 333-283964)).
107*	Filing Fee Table.

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on April 24, 2026.

VENTURE GLOBAL, INC.

By:	/s/ Michael Sabel
	Name:	Michael Sabel
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Sabel, Jonathan Thayer and Keith Larson, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Michael Sabel Michael Sabel	Chief Executive Officer, Director, Executive Co-Chairman of the Board and Founder (Principal Executive Officer)	April 24, 2026

/s/ Robert Pender Robert Pender	Executive Co-Chairman, Director, Executive Co-Chairman of the Board and Founder	April 24, 2026

/s/ Jonathan Thayer Jonathan Thayer	Chief Financial Officer (Principal Financial Officer)	April 24, 2026

/s/ Sarah Blake Sarah Blake	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2026

/s/ Sari Granat Sari Granat	Director	April 24, 2026

/s/ Andrew Orekar Andrew Orekar	Director	April 24, 2026

/s/ Thomas J. Reid Thomas J. Reid	Director	April 24, 2026

/s/ Jimmy Staton Jimmy Staton	Director	April 24, 2026

/s/ Roderick Christie Roderick Christie	Director	April 24, 2026